UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016

Momenta Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50797	04-3561634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 491-9700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As disclosed in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, on August 3, 2016, Momenta Pharmaceuticals, Inc. (the “Company”) discontinued further accrual of its Part B, or Phase 2, portion of its Phase 1/2 clinical trial evaluating necuparanib in combination with nab-paclitaxel (ABRAXANE®) and gemcitabine in patients with advanced metastatic pancreatic cancer. The decision to discontinue enrollment was based on the recommendation of the independent Data Safety Monitoring Board for the trial following the outcome of a planned interim futility analysis. On August 22, 2016, after confirming the results of the futility analysis and reviewing the unblinded safety and efficacy data and the results of various sensitivity and subgroup analyses, the Company decided to discontinue the necuparanib program.

On February 29, 2016, the Company filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-209813) (the “Registration Statement”), which became immediately effective upon filing.

On September 1, 2016, the Company will be filing with the Commission a prospectus supplement, dated September 1, 2016, to the prospectus included in the Registration Statement in connection with the offer and sale of shares of the Company’s common stock from time to time through Stifel, Nicolaus & Company, Incorporated (“Stifel”), pursuant to an At-the-Market Equity Offering Sales Agreement, dated April 21, 2015, between the Company and Stifel, which was filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on April 21, 2015.

In connection with the filing of the prospectus supplement, the Company is filing as Exhibit 5.1 hereto a copy of an opinion of its counsel, Latham & Watkins LLP, regarding the validity of the securities being registered under the prospectus supplement.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: September 1, 2016	By:	/s/ Richard P. Shea
Richard P. Shea Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).